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Exhibit 4.27

ONE MARKET
SAN FRANCISCO, CALIFORNIA

OFFICE LEASE AGREEMENT

BETWEEN

CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership
("LANDLORD")

AND

AUTONOMY, INC., a New Jersey corporation
("TENANT")

OFFICE LEASE AGREEMENT

        THIS OFFICE LEASE AGREEMENT (the "Lease") is made and entered into as of the            day of                        , 2004, by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant"). The following exhibits and attachments are incorporated into and made a part of the Lease: Exhibit A-1 (Outline and Location of Premises), Exhibit A-2 (Legal Description of Project), Exhibit B (Expenses and Taxes), Exhibit C (Work Letter, if required), Exhibit D (Commencement Letter), Exhibit E (Building Rules and Regulations), Exhibit F (Additional Provisions, if required), Exhibit G (Parking Agreement, if required), Exhibit H (Asbestos Notification) and Exhibit I (Agreement of Subordination, Non-Disturbance and Attornment).

1.     Basic Lease Information.

  1.01
  "Building" shall mean the 43-story office tower, the 28-story office tower, the 6-story base out of which such towers rise, the glass enclosed galleria and a portion of the ground floor of the Southern Pacific Transportation Company General Office Building, together with all appurtenant plazas, subgrade areas and garages bounded by Market, Spear, Mission and Steuart Streets in the City of San Francisco, California, commonly known as One Market. "Rentable Square Footage of the Project" is deemed to be 1,458,808 square feet.

  1.02
  "Premises" shall mean the area shown on Exhibit A-1 to this Lease. The Premises is located on the 19th floor and known as Suite 1900. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "Rentable Square Footage of the Premises" is deemed to be 18,203 square feet. Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Project and the Rentable Square Footage of the Premises are correct. Landlord represents that the Premises has been measured using a modified version of the American National Standard Institute/BOMA Method of Floor Measurement for office space, as promulgated by the Building Owners and Managers Association ("BOMA") in effect at the time of the execution of this Lease.

  1.03
  "Base Rent":

Period or Months of Term	Annual Rate Per Square Foot	Monthly Base Rent
Months 1-36	$35.50	$53,850.54
Months 37-72	$37.00	$56,125.92
Months 73-96	$40.00	$60,676.67

    Base Rent Abatement:    Notwithstanding anything in this Section of the Lease to the contrary, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of Base Rent in the amount of $53,850.54 for the 1st full calendar month of the Term (the "Base Rent Abatement Period"). The total amount of Base Rent abated during the Base Rent Abatement Period shall equal $53,850.54 (the "Abated Base Rent"). If Tenant commits a Monetary Default or material non-Monetary Default at any time during the Term and fails to cure such default within any applicable cure period under the Lease, all Abated Base Rent shall immediately become due and payable. The payment by Tenant of the Abated Base Rent in the event of a default shall not limit or affect any of Landlord's other rights, pursuant to this Lease or at law or in equity. During the Base Rent Abatement Period, only Base Rent shall be abated, and all Additional Rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

  1.04
  "Tenant's Pro Rata Share": 1.2478%.

  1.05
  "Base Year" for Taxes (defined in Exhibit B): 2004; "Base Year" for Expenses (defined in Exhibit B): 2004.

  1.06
  "Term": A period of 96 months. Subject to Section 3, the Term shall commence on May 1, 2004 (the "Commencement Date") and, unless terminated early in accordance with this Lease, end on April 30, 2012 (the "Termination Date").

  1.07
  Allowance. $45.00 per rentable square foot of the Premises, as described in Exhibit C.

  1.08
  "Security Deposit": $50,000, as more fully described in Section 6.

  1.09
  "Guarantor(s)": None.

  1.10
  "Broker(s)": CB Richard Ellis.

  1.11
  "Permitted Use": General office use; provided that in no event shall any space occupied by Tenant be (i) used to serve on-site fresh squeezed fruit and vegetable juices and falafel and lavosh sandwiches; or (ii) used to operate a restaurant serving primarily Asian cuisine; or (iii) used to operate a newsstand facility; or (iv) used to operate a retail banking facility; or (v) used to provide catering services for events after 5:30 p.m. on weekdays and all day on weekends (including all federal and state holidays); or (vi) used for the operation of a "full-service" bar, selling beer, wine and liquor; or (vii) used for the operation of a "full-service" restaurant; or (viii) used as a general dentistry practice; or (ix) used for the sale of juices and smoothies; or (x) used for the sale of pre-packaged specialty sandwiches; or (xi) used for the sale of hamburgers; or (xii) used to sell submarine-type sandwiches.

  1.12
  "Notice Address(es)":

Landlord:	Tenant:
CA-One Market Limited Partnership c/o Equity Office Management, L.L.C. One Market Spear Tower, Suite 600 San Francisco, California 94105 Attn: Project Manager	Prior to Commencement Date: Autonomy, Inc. 301 Howard Street, 22nd Floor San Francisco, California 94105 Attention: Lease Administrator
On and after Commencement Date:
Autonomy, Inc. One Market Street, 19th Floor Spear Tower San Francisco, California 94105 Attention: Lease Administrator

    A copy of any notices to Landlord shall be sent to Equity Office, One Market, Spear Street Tower, Suite 600, San Francisco, California 94105, Attn: San Francisco Regional Counsel.

  1.13
  "Business Day(s)" are Monday through Friday of each week, exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Holidays"). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Building is located. "Building Service Hours" are 7:00 a.m. to 6:00 p.m. on Business Days.

  1.14
  "Landlord Work" means the work, if any, that Landlord is obligated to perform in the Premises pursuant to a separate agreement (the "Work Letter"), if any, attached to this Lease as Exhibit C. "Base Building Work" means the work that Landlord is obligated to perform as set forth in Section 9 of the Work Letter.

  1.15
  "Project" means the 43-story office tower, the 28-story office tower, the 6-story base out of which such towers rise, the glass enclosed galleria and a portion of the ground floor of the Southern Pacific Transportation Company General Office Building, together with all appurtenant plazas, subgrade areas and garages bounded by Market, Spear, Mission and Steuart Streets in the City of San Francisco, California, known collectively as One Market, and the land upon which all of the foregoing is located.

2.     Lease Grant.

        The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Project that are designated by Landlord for the common use of tenants and others (the "Common Areas").

3.     Adjustment of Commencement Date; Possession.

        3.01  If Landlord is required to perform Landlord Work prior to the Commencement Date: (a) the date set forth in Section 1.06 as the Commencement Date shall instead be defined as the "Target Commencement Date"; (b) the actual Commencement Date shall be the later of (i) the date on which the Landlord Work and the Base Building Work (defined in the Work Letter) is Substantially Complete (defined below) and (ii) May 1, 2004; provided, however, that Landlord will give Tenant written notice at least 10 Business Days before the estimated date upon which Landlord expects the Premises to be Substantially Complete, and Tenant shall in return give Landlord written notice whether it elects to take possession of the Premises on or after the date upon which the Premises are estimated to be Substantially Complete, but before May 1, 2004, and the date Tenant so elects shall be the actual Commencement Date; and (c) the Termination Date will be the last day of the Term as determined based upon the actual Commencement Date, and which date shall be the expiration of the 96th full calendar month following the actual Commencement Date. Landlord's failure to Substantially Complete the Landlord Work and the Base Building Work by the Target Commencement Date shall not be a default by Landlord or otherwise render Landlord liable for damages. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a commencement letter agreement in the form attached as Exhibit D. If the Termination Date does not fall on the last day of a calendar month, Landlord and Tenant may elect to adjust the Termination Date to the last day of the calendar month in which Termination Date occurs by the mutual execution of a commencement letter agreement setting forth such adjusted date. The Landlord Work and the Base Building Work shall each be deemed to be "Substantially Complete" on the later of (i) the date that all of the Landlord Work and the Base Building Work have been performed, other than any details of construction, mechanical adjustment or any other similar matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises; and (ii) the date Landlord receives from the appropriate governmental authorities, with respect to the Landlord Work and the Base Building Work performed by Landlord or its contractors in the Premises, all approvals necessary for the occupancy of the Premises. Notwithstanding anything contained herein to the contrary, Tenant shall have three hundred (300) days from the Substantial Completion of Landlord Work and the Base Building Work in which to discover and notify Landlord of any latent defects in the Landlord Work and/or the Base Building Work. Landlord shall be responsible for the correction of any latent defects with respect to which it received timely notice from Tenant. If Landlord is delayed in the performance of the Landlord Work and/or the Base Building Work as a result of the acts or omissions of Tenant, the Tenant Related Parties (defined in Section 13) or their respective contractors or vendors, including, without limitation, changes requested by Tenant to approved plans, Tenant's failure to comply with any of its obligations under this Lease, or the specification of any materials or equipment with long lead times (a "Tenant Delay"), the

Landlord Work and Base Building Work shall be deemed to be Substantially Complete on the date that Landlord could reasonably have been expected to Substantially Complete the Landlord Work and Base Building Work absent any Tenant Delay.

        Tenant's acceptance of the Premises shall be subject to Landlord's obligation to correct portions of the Landlord Work and/or the Base Building Work, as the case may be, as set forth on a construction punch list prepared by Landlord and Tenant in accordance with the terms hereof. Within 15 days after Substantial Completion of the Landlord Work and the Base Building Work, Landlord and Tenant shall together conduct an inspection of the Premises and prepare a "punch list" setting forth any portions of the Landlord Work and/or the Base Building Work that are not in conformity with the Landlord Work and/or the Base Building Work as required by the terms of the Work Letter. Notwithstanding the foregoing, at the request of Landlord, such construction punch list shall be mutually prepared by Landlord and Tenant prior to the date on which Tenant first begins to move its furniture, equipment or other personal property into the Premises. Landlord shall use good faith efforts to correct all such items within a reasonable time following the completion of the punch list.

        Notwithstanding the foregoing, if the Commencement Date has not occurred on or before December 31, 2004 (the "Required Completion Date"), Tenant, as its sole remedy, may terminate this Lease by giving Landlord written notice of termination on or before the earlier to occur of: (i) 5 Business Days after the Required Completion Date; and (ii) the Commencement Date. Landlord shall in no event knowingly and falsely represent to Tenant that the Landlord Work and/or the Base Building Work is Substantially Complete in a bad faith effort to avoid Tenant's termination right as described in the preceding sentence. In such event, this Lease shall be deemed null and void and of no further force and effect and Landlord shall promptly refund any prepaid rent and Security Deposit previously advanced by Tenant under this Lease and, so long as Tenant has not previously defaulted under any of its obligations under the Work Letter, the parties hereto shall have no further responsibilities or obligations to each other with respect to this Lease. Landlord and Tenant acknowledge and agree that: (x) the determination of the Commencement Date shall take into consideration the effect of any Tenant Delays; and (y) the Required Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of Force Majeure; provided, however, that with respect to any postponements of the Required Completion Date made in accordance with clause (y) above only, the Required Completion Date shall in no event be postponed beyond March 31, 2005.

        3.02  Subject to Landlord's obligation, if any, to perform Landlord Work and the Base Building Work and any express representation, warranty or covenant of Landlord set forth herein or in any exhibit hereto, including without limitation the Work Letter, the Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. Landlord shall not be liable for a failure to deliver possession of the Premises or any other space due to the holdover or unlawful possession of such space by another party, however Landlord shall use reasonable efforts to obtain possession of the space. The commencement date for the space, in such event, shall be postponed until the date Landlord delivers possession of the Premises to Tenant free from occupancy by any party. If Tenant takes possession of the Premises before the Commencement Date, such possession shall be subject to the terms and conditions of this Lease and Tenant shall pay Rent (defined in Section 4.01) to Landlord for each day of possession before the Commencement Date. However, except for the cost of services requested by Tenant (e.g. freight elevator usage), Tenant shall not be required to pay Rent for any days of possession before the Commencement Date during which Tenant, with the approval of Landlord, is in possession of the Premises for the sole purpose of performing improvements or installing furniture, equipment or other personal property. However, notwithstanding the foregoing but subject to the terms of this 3.02 Landlord grants Tenant the right to enter the Premises, at Tenant's sole risk, (i) following installation of the ceiling grid in the Premises, solely for the purpose of installing telecommunications and data cabling in the Premises, and (ii) following installation of the carpeting in the Premises, solely for the purpose of installing equipment, furnishings and other personalty. Landlord may withdraw such permission to enter the Premises prior to the Commencement Date at any time that Landlord reasonably determines that such entry by Tenant is causing a dangerous situation for Landlord, Tenant or their respective contractors or employees, or if Landlord reasonably determines that such entry by Tenant is hampering or otherwise preventing Landlord from proceeding with the completion of Landlord's Work at the earliest possible date.

4.     Rent.

        4.01  Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Base Rent and Additional Rent due for the Term (collectively referred to as "Rent"). "Additional Rent" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that the installment of Base Rent for the second full calendar month of the Term (subject to Tenant's right to receive the Abated Base Rent as provided in Section 1.03 above in this Lease), and the first monthly installment of Additional Rent for Expenses and Taxes, shall be payable upon the execution of this Lease by Tenant. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 10% per annum, provided that Tenant shall be entitled to a grace period of 5 days for the first late payment of Rent in any 12 month period during the Term. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

        4.02  Tenant shall pay Tenant's Pro Rata Share of Taxes and Expenses in accordance with Exhibit B of this Lease.

5.     Compliance with Laws; Use.

        The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("Law(s)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for general office use, or Alterations or improvements in the Premises performed by, or at the request of, Tenant. "Base Building" shall include the structural portions of the Building, the public restrooms and the Building mechanical, electrical and plumbing systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall comply with the rules and regulations of the Building attached as Exhibit E and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations (defined in Section 9).

        Landlord, at its sole cost and expense (except to the extent properly included in Expenses), shall be responsible for correcting any violations of Laws with respect to the Premises violations that arise out of the Landlord Work and the Base Building Work prior to the installation of any furniture, equipment and other personal property of Tenant. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Notwithstanding the foregoing, Tenant, not Landlord, shall be responsible for the correction of any violations that arise out of or in connection with any claims brought under any provision of the Americans with Disabilities Act other than Title III, the specific nature of Tenant's business in the Premises (other than general office use), the acts or omissions of Tenant, its agents, employees or contractors, Tenant's arrangement of any furniture, equipment or other property in the Premises, any repairs, alterations, additions or improvements performed by or on behalf of Tenant (other than the Landlord Work and the Base Building Work) and any design or configuration of the Premises specifically requested by Tenant after being informed that such design or configuration may not be in strict compliance with the Americans with Disabilities Act.

6.     Security Deposit.

        The Security Deposit shall be held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. Landlord and Tenant are currently landlord and tenant under the terms of that certain lease dated December 1, 1998 (as same may have been amended, the "Existing Lease") for premises commonly known as Suites 1330 and 2200 in the building located at 301 Howard Street, San Francisco, California. Landlord is currently holding the sum of $50,000.00 (the "Existing Lease Security Deposit") as a security deposit pursuant to the terms of the Existing Lease. As of the date of this Lease, the Existing Lease Security Deposit currently held by Landlord (and not applied) is equal to $50,000.00. Provided Tenant is in compliance with the Existing Lease upon termination thereof, Landlord shall transfer the unapplied balance of the Existing Lease Security Deposit to the Security Deposit required under this Lease. If the unapplied Existing Lease Security Deposit is less than the Security Deposit due under this Lease, Tenant shall deposit with Landlord, upon demand, a sum sufficient to cure such deficiency so that the total Security Deposit deposited or transferred to Landlord hereunder is not less than ($50,000.00) [i.e. being the Security Deposit required under this Lease]. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Notwithstanding the foregoing, if Tenant is not in default of this Lease at the termination of this Lease, Landlord shall return any unapplied balance of the Security Deposit to Tenant within 45 days after Tenant surrenders the Premises to Landlord in accordance with this Lease. In addition to any other deductions Landlord is entitled to make pursuant to the terms hereof, Landlord shall have the right to make a good faith estimate of any unreconciled Expenses and/or Taxes as of the Termination Date and to deduct any anticipated shortfall from the Security Deposit. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts. Tenant hereby waives the provisions of

Section 1950.7 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect.

7.     Building Services.

        7.01  Landlord shall furnish Tenant with the following services: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Building Service Hours. Tenant shall have the right to receive HVAC service during hours other than Building Service Hours by paying Landlord's then standard charge for additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) Elevator service; (e) Electricity in accordance with the terms and conditions in Section 7.02; (f) security to the Building which may be provided through a security system involving any one or a combination of cameras, monitoring devices or guards, sign-in or identification procedures or other comparable system; (g) access to the Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such security or monitoring systems as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (h) such other services as Landlord reasonably determines are necessary or appropriate for the Project.

        7.02  Electricity used by Tenant in the Premises shall be paid for by Tenant through inclusion in Expenses (except as provided for excess usage). Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Building Service Hours or overall load, that which Landlord reasonably deems to be standard for the Building, which at the time of the execution of this Lease is a total of 5.5 watts per rentable square foot of the Premises (which total amount is comprised of 1.5 watts per rentable square foot applicable to lighting and 4 watts per rentable square foot applicable to other power services). Landlord shall have the right to measure electrical usage by commonly accepted methods. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord for the cost of such excess electrical usage as Additional Rent within thirty (30) days after receipt of invoice.

        7.03  Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "Service Failure") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated.

8.     Leasehold Improvements.

        All improvements in and to the Premises, including any Alterations (collectively, "Leasehold Improvements") shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant at least 45 days prior to the Termination Date, may require Tenant, at its expense, to remove (a) any Cable (defined in Section 9.01) installed by or for the benefit of Tenant, and (b) any Landlord Work or Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as "Required Removables"). Within 30 days following Landlord's receipt of final, approved Plans (as defined in Exhibit C to this Lease) which Plans are sufficient to obtain all required permits for the construction of the Landlord Work, Landlord shall inform Tenant which items of the Landlord Work, if any, shall be deemed Required Removables. If Landlord fails to so notify Tenant of the foregoing, such failure shall not be deemed a default by Landlord and Tenant may provide to Landlord a written request inquiring which items, if any, of the Landlord Work (as reflected in the Plans) shall be deemed Required Removables. Such written request shall conspicuously state in bold and large font the following: "IN ACCORDANCE WITH ARTICLE 8 OF THE LEASE, LANDLORD SHALL RESPOND TO THIS NOTICE FROM TENANT WITHIN 30 DAYS FOLLOWING LANDLORD'S RECIEPT HEREOF OR THE LANDLORD WORK SHALL BE DEEMED NOT TO BE REQUIRED REMOVABLES FOR PURPOSES OF THE LEASE." If Tenant's written request strictly complies with the terms hereof and if Landlord fails to respond to such Tenant's written request within 30 days following Landlord's receipt thereof, the Landlord Work (as reflected in the Plans) shall be deemed not to be Required Removables. Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. Notwithstanding the foregoing, Tenant shall not be required to remove any portion of the Base Building Work as such term is defined in the Work Letter. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the Alteration are Required Removables.

9.     Repairs and Alterations.

        9.01  Tenant shall periodically inspect the Premises and promptly provide Landlord with notice of any conditions that are dangerous or in need of maintenance or repair discovered by Tenant. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "Cable"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (g) Alterations. To the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 8% of the cost of the repairs.

        9.02  Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Building; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (c) Common Areas; (d) roof of the Building; (e) exterior windows of the Building; (f) elevators serving the Building. Landlord shall promptly make repairs for which Landlord is responsible. Tenant hereby waives any and all rights under and benefits of subsection 1 of Section 1932, and Sections 1941 and 1942 of the California Civil Code, or any similar or successor Laws now or hereinafter in effect. Subject to Section 15 of this Lease, Tenant shall not be liable for repairs to the Building to the extent necessitated by Landlord's gross negligence or willful misconduct.

        9.03  Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "Alterations") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "Cosmetic Alteration"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Building; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any non-Cosmetic Alterations equal to 5% of the cost of such non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

10.   Entry by Landlord.

        Landlord may enter the Premises to inspect, show or clean the Premises or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Building. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Building Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Notwithstanding the foregoing, if Landlord temporarily closes the Premises as provided above for a period in excess of 3 consecutive business days, Tenant, as its sole remedy, shall be entitled to receive a per diem abatement of Base Rent during the period beginning on the 4th consecutive business day of closure and ending on the date on which the Premises are returned to Tenant in a tenantable condition. Tenant, however, shall not be entitled to an abatement if the repairs, alterations and/or additions to be performed are required as a result of the acts or omissions of Tenant, its agents, employees or contractors, including, without limitation, a default by Tenant in its maintenance and repair obligations under the Lease.

11.   Assignment and Subletting.

        11.01  Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity which controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Tenant hereby waives the provisions of Section 1995.310 of the California Civil Code, or any similar or successor

Laws, now or hereinafter in effect, and all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable Laws, on behalf of the proposed transferee. Any attempted Transfer in violation of this Section is voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

        11.02  Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 40% of the Rentable Area of the Premises for more than 50% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer.

        11.03  Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess, on a straight-line basis, all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

        11.04  Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "Ownership Change") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (a) Tenant is not in material nonmonetary Default or Monetary Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed Ownership Change; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and (d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer, provided that Landlord shall execute any commercially reasonable confidentiality agreement reasonably required by Tenant in connection therewith. Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement unless the agreement governing the underlying corporate transaction prompting the proposed Permitted Transfer between Tenant and Tenant's successor is commercially reasonable and fully assigns this Lease from Tenant to Tenant's successor and Tenant's successor fully assumes all of Tenant's liabilities under this Lease, all to Landlord's reasonable satisfaction. "Affiliate" shall mean an entity controlled by, controlling or under common control with Tenant.

12.   Liens.

        Tenant shall not permit mechanics' or other liens to be placed upon the Project, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within the earlier of (i) 25 days of notice from Landlord and (ii) 30 days following the date the lien is filed and becomes of record, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law. If Tenant fails to do so, Landlord may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to discharge a lien placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or allegedly done by or for the benefit of Tenant, including, without limitation, reasonable attorneys' fees (if and to the extent permitted by Law).

13.   Indemnity and Waiver of Claims.

        Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "Landlord Related Parties") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties or material breach of this Lease by Landlord, Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "Losses"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("Tenant Related Parties") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Notwithstanding the foregoing, except as provided in Article 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties. Nothing herein shall be construed as to diminish the repair and maintenance obligations of Landlord contained elsewhere in this Lease. In the event that during the Term Landlord receives insurance or other proceeds from a third party (excluding Landlord's or any Landlord Related Party's insurers) (the "Tenant Personal Property Proceeds") specifically allocated to the repair and/or replacement costs directly respecting Tenant's Personal Property damaged at the Premises from or otherwise in connection with bursting or leaking of any tank, water closet, drain or other pipe and Landlord has expended no or only a portion of the sums or other resources necessary to repair or otherwise replace any of such Tenant's Personal Property, Landlord shall deliver the amount of the Tenant Personal Property Proceeds to Tenant sufficient to repair or replace such damaged Tenant's Personal Property up to the amount of the Tenant Personal Property Proceeds and after first reimbursing Landlord for any of the costs and expenses so expended by Landlord.

14.   Insurance.

        Tenant shall maintain the following insurance ("Tenant's Insurance"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $2,000,000.00; (b) Property/Business Interruption Insurance

written on an All Risk or Special Perils form, with coverage for broad form water damage including earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("Tenant's Property") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $1,000,000.00 per occurrence. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Building (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall endeavor to give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance (except that with respect to any cancellation due to Tenant's failure to pay the required premium, at least 10 days' advance written notice shall be provided); provided, however, that in any event, Tenant shall provide such 30 day or 10 day (as applicable) advance written notice of the same to Landlord. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. Landlord shall maintain so called All Risk property insurance on the Building at replacement cost value as reasonably estimated by Landlord.

15.   Subrogation.

        Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Building, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance.

16.   Casualty Damage.

        16.01  If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "Casualty"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("Completion Estimate"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 180 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Building occurs. In addition to Landlord's right to terminate as provided herein, Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate; (b) there is less than 18 months of the Term remaining on the date of such Casualty; (c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 45 days after the date of the Casualty.

        16.02  If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant (other than the Base Building Work, which shall be covered by Landlord's insurance); provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

        16.03  The provisions of this Lease, including this Section 16, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises or the Project, and any Laws, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises or the Project.

17.   Condemnation.

        Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "Taking"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Building or Project which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Building. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective on the date the physical taking occurs. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Building or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure, or any similar or successor Laws.

18.   Events of Default.

        Each of the following occurrences shall be a "Default": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 3 Business Days after written notice to Tenant ("Monetary Default"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 90 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (d) the leasehold estate is taken by process or operation of Law; and/or (e) in the case of any ground floor or retail Tenant, Tenant does not take possession of or abandons or vacates all or any portion of the Premises. If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

19.   Remedies.

        19.01  Upon the occurrence of any Default under this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice (except as expressly prescribed herein) or demand whatsoever (and without limiting the generality of the foregoing, Tenant hereby specifically waives notice and demand for payment of Rent or other obligations, except for those notices specifically required pursuant to the terms of Section 18 or this Section 19, and waives any and all other notices or demand requirements imposed by applicable law):

  (a)
  Terminate this Lease and Tenant's right to possession of the Premises and recover from Tenant an award of damages equal to the sum of the following:

  (i)
  The Worth at the Time of Award of the unpaid Rent which had been earned at the time of termination;

  (ii)
  The Worth at the Time of Award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could have been reasonably avoided;

  (iii)
  The Worth at the Time of Award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant affirmatively proves could be reasonably avoided;

  (iv)
  Any other amount necessary to compensate Landlord for all the detriment either proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

  (v)
  All such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable law.

    The "Worth at the Time of Award" of the amounts referred to in parts (i) and (ii) above, shall be computed by allowing interest at the lesser of a per annum rate equal to: (A) the greatest per annum rate of interest permitted from time to time under applicable law, or (B) the Prime Rate plus 5%. For purposes hereof, the "Prime Rate" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the State of California. The "Worth at the Time of Award" of the amount referred to in part (iii), above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%;

  (b)
  Employ the remedy described in California Civil Code § 1951.4 (Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations); or

  (c)
  Notwithstanding Landlord's exercise of the remedy described in California Civil Code § 1951.4 in respect of an event or events of default, at such time thereafter as Landlord may elect in writing, to terminate this Lease and Tenant's right to possession of the Premises and recover an award of damages as provided above in Paragraph 19.01(a).

        19.02  The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

        19.03  TENANT HEREBY WAIVES ANY AND ALL RIGHTS CONFERRED BY SECTION 3275 OF THE CIVIL CODE OF CALIFORNIA AND BY SECTIONS 1174 (c) AND 1179 OF THE CODE OF CIVIL PROCEDURE OF CALIFORNIA AND ANY AND ALL OTHER LAWS AND RULES OF LAW FROM TIME TO TIME IN EFFECT DURING THE LEASE TERM PROVIDING THAT TENANT SHALL HAVE ANY RIGHT TO REDEEM, REINSTATE OR RESTORE THIS LEASE FOLLOWING ITS TERMINATION BY REASON OF TENANT'S BREACH. TENANT ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE.

        19.04  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

        19.05  If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord.

        19.06  This Section 19 shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

20.   Limitation of Liability.

        NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO

LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.    FOR PURPOSES HEREOF, "INTEREST OF LANDLORD IN THE PROPERTY" SHALL INCLUDE RENTS DUE FROM TENANTS, INSURANCE PROCEEDS, PROCEEDS FROM CONDEMNATION OR EMINENT DOMAIN PROCEEDINGS (PRIOR TO THE PROPER DISTRIBUTION (I.E., ANY DISTRIBUTION NOT MADE TO CIRCUMVENT TENANT'S EFFORTS TO PROPERLY RECOVER FROM LANDLORD AMOUNTS DUE TO TENANT AS PROVIDED IN THIS LEASE) OF SAME TO ANY PARTNER OR SHAREHOLDER OF LANDLORD OR ANY OTHER THIRD PARTY AND PROCEEDS FROM THE SALE OF THE PROPERTY; PROVIDED, HOWEVER, THAT WITH RESPECT TO PROCEEDS FROM THE SALE OF THE PROPERTY, LANDLORD'S LIABILITY SHALL EXTEND ONLY TO CLAIMS WHICH ARISE DURING LANDLORD'S PERIOD OF OWNERSHIP (SO LONG AS ANY SUCH CLAIM IS SUBSEQUENTLY ADJUDICATED) AND DURING THE TERM OF THIS LEASE BUT ONLY AFTER LANDLORD FIRST APPLIES ANY SUCH SALE PROCEEDS TO ANY OUTSTANDING MORTGAGES AND/OR ANY OTHER ENCUMBRANCES EXISTING UPON OR OTHERWISE AFFECTING THE PROPERTY (INCLUDING ANY GROUND LEASE PAYMENTS) AND ANY TAX LIABILITY RESPECTING THE PROPERTY.

21.   [INTENTIONALLY OMITTED].

22.   Holding Over.

        If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.   Subordination to Mortgages; Estoppel Certificate.

        Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Building or the Project, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "Mortgage"). The party having the benefit of a Mortgage shall be referred to as a "Mortgagee". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable.

        Notwithstanding the foregoing, upon written request by Tenant, Landlord will use reasonable efforts to obtain a non-disturbance, subordination and attornment agreement from Landlord's then current Mortgagee on such Mortgagee's then current standard form of agreement. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement, it being agreed that Tenant shall be responsible for any fee or review costs charged by the Mortgagee up to an amount not to exceed $1,500.00 (the "SNDA Fee Cap"); provided, however, if Tenant requests material changes to such Mortgagee's standard form of non-disturbance, subordination and attornment agreement or if there are material negotiations related thereto and, as a result such Mortgagee's fee and/or review costs exceeds the SNDA Fee Cap, Tenant shall be liable for the entire fee or review costs charged by the Mortgagee. Upon request of Landlord, Tenant will execute the Mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the Mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have no effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

        In addition to the foregoing, concurrent with its execution and delivery to Landlord of this Lease, Tenant shall execute and deliver to Landlord the Agreement of Subordination, Nondisturbance and Attornment attached hereto as Exhibit I (the "SNDA") with respect to the Ground Lease (as defined in the SNDA). Landlord shall make commercially reasonable efforts to provide to Tenant, or cause Teachers (as defined in the SNDA) to provide to Tenant, a fully executed SNDA within 60 days following the date Tenant delivers to Landlord the SNDA executed by Tenant.

24.   Notice.

        All demands, approvals, consents or notices (collectively referred to as a "notice") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.   Surrender of Premises.

        At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 3 Business Days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord.

26.   Miscellaneous.

        26.01  This Lease shall be interpreted and enforced in accordance with the Laws of the State of California and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists.

        26.02  If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

        26.03  Subject to Article 16, whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("Force Majeure").

        26.04  Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Building and Project. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

        26.05  Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease. Equity Office Properties Management Corp. ("EOPMC") is an affiliate of Landlord and represents only the Landlord in this transaction. Any assistance rendered by any agent or employee of EOPMC in connection with this Lease or any subsequent amendment or modification hereto has been or will be made as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant. Landlord agrees to pay a brokerage commission to Broker in accordance with the terms of a separate written commission agreement to be entered into between Landlord and Broker, provided that in no event shall Landlord be obligated to pay a commission to Broker in connection with any extension of the Term or in connection with any additional space that is leased by Tenant pursuant to the terms of this Lease except as may be specifically provided otherwise in such written agreement or future written agreement between Landlord and Broker.

        26.06  Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

        26.07  Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Building.

        26.08  This Lease does not grant any rights to light or air over or about the Building. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

[SIGNATURES ARE ON FOLLOWING PAGE]

        Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership
By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner
	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager
By:

		Name:	Mark Geisreiter
		Title:	Regional Senior Vice President
TENANT:
AUTONOMY, INC., a New Jersey corporation
By:

Name:

Title:

By:

Name:

Title:

EXHIBIT A-1

OUTLINE AND LOCATION OF PREMISES

        This Exhibit is attached to and made a part of the Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant") for space in the Spear Tower in the Building located at One Market, San Francisco, California.

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EXHIBIT A-2

LEGAL DESCRIPTION OF PROJECT

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN FRANCISCO, CITY OF SAN FRANCISCO, AND IS DESCRIBED AS FOLLOWS:

PARCEL ONE:

        BEGINNING at the point of intersection of the Northwesterly line of Mission Street with the Southwesterly line of Steuart Street; thence North 44° 51' 51" West along said Southwesterly line, 334.33 feet to a point in a line parallel with and distant 334.33 feet Northwesterly, measured at right angles, from said Northwesterly line of Mission Street; thence South 45° 08' 09" West along said parallel line 32 feet and 4 1/2 inches; thence North 44° 51' 51" West 6 feet and 1 1/2 inches; thence South 45° 08' 09" West 16 feet and 4 inches; thence North 44° 51' 51" West 112 feet and 5 1/8 inches; thence South 45° 08' 09" West 177 feet and 7 1/2 inches; thence South 44° 51' 51" East 112 feet and 5 1/8 inches; thence South 45° 08' 09" West 16 feet and 3 1/2 inches; thence South 44° 51' 51" East 6 feet and 1 1/2 inches to a point in said parallel line; thence South 45° 08' 09" West along said parallel line 32 feet and 4 1/2 inches to a point in the Northeasterly line of Spear Street; thence South 44° 51' 51" East along said Northeasterly line 334.33 feet to a point in said Northwesterly line of Mission Street; thence North 45° 08' 09" East along said Northwesterly line 275 feet to the point of beginning.

        Assessor's Lot 7, Block 3713.

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PARCEL TWO:

        Leasehold Estate as created by that certain lease Agreement (herein called "Ground Lease") dated April 16, 1973, made by and between Southern Pacific Land Company, a California corporation, as Lessor and One Market Plaza, a joint venture composed of the Equitable Life Assurance Society of the United States, a New York corporation, and Southern Pacific Land Company, a California corporation, as Lessee, upon the terms and conditions contained therein, a short form of which was recorded April 24, 1973 in Book B755, Page 597, Series No. V71530, Official Records; as amended by First Amendment to Lease dated as of September 29, 1995 and recorded October 3, 1995 in Book G479, Page 280, Series No. 95-F866002, Official Records.

        The Lessee's interest thereunder was assigned of record to ZML-One Market Limited Partnership, a Delaware limited partnership, by instrument recorded November 22, 1994 in Book G263, Page 204, Series No. 94-F716286-00, Official Records.

        Which Ground Lease demises and leases for a term commencing on April 16, 1973 and expiring on April 15, 2072 the following described land:

        BEGINNING at the point of intersection of the Northwesterly line of Mission Street with the Southwesterly line of Steuart Street; thence North 44° 51' 51" West along said Southwesterly line 334.33 feet to a point in a line parallel with and distant 334.33 feet Northwesterly, measured at right angles, from said Northwesterly line of Mission Street; thence South 45° 08' 09" West along said parallel line 32 feet and 4 1/2 inches; thence North 44° 51' 51" West 6 feet and 1 1/2 inches; thence South 45° 08' 09" West 16 feet and 4 inches; thence North 44° 51' 51" West 112 feet and 5 1/8 inches; thence South 45° 08' 09" West 177 feet and 7 1/2 inches; thence South 44° 51' 51" East 112 feet and 5 1/8 inches; thence South 45° 08' 09" West 16 feet and 3 1/2 inches; thence South 44° 51' 51" East 6 feet and 1 1/2 inches to a point in said parallel line; thence South 45° 08' 09" West along said parallel line 32 feet and 4 1/2 inches to a point in the Northeasterly line of Spear Street; thence South 44° 51' 51" East along said Northeasterly line, 334.33 feet to a point in said Northwesterly line of Mission Street; thence North 45° 08' 09" East along said Northwesterly line 275 feet to the point of beginning.

        Assessor's Lot 7, Block 3713.

PARCEL THREE:

        Leasehold Estate as created by that certain Lease Agreement (herein called "Lobby Lease") dated April 16, 1973, made by and between Southern Pacific Transportation Company, a Delaware corporation, as Lessor, and One Market Plaza, a joint venture composed of the Equitable Life Assurance Society of the United States, a New York corporation, and Southern Pacific Land Company, a California corporation, as Lessee, upon the terms and conditions contained therein, a short form of which recorded April 24, 1973 in Book B755, Page 592, Series No. V71529, Official Records; as affected by First Amendment to Lobby Lease dated as of January 12, 1992.

        The Lessee's interest thereunder was assigned of record to ZML-One Market Limited Partnership, a Delaware limited partnership, by instrument recorded November 22, 1994, Book G263, Page 205, Series No. 94-F716287-00, Official Records.

        Which Lobby Lease demises and leases for a term commencing on July 15, 1976 and expiring on July 14, 2025, with five (5) ten year renewal options, certain portion of the ground floor of the South Pacific Building, situated on the following described land:

        BEGINNING at a point on the Southwesterly line of Steuart Street that is distant North 44° 51' 51" West 334.33 feet from the Northwesterly line of Mission Street; thence South 45° 08' 09" West being parallel with and distant 334.33 feet Northwesterly, measured at right angles, from said Northwesterly line of Mission Street 32 feet and 4 1/2 inches; thence North 44° 51' 51" West 6 feet and

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1 1/2 inches; thence South 45° 08' 09" West 16 feet and 4 inches; thence North 44° 51' 51" West 112 feet and 5 1/8 inches; thence South 45° 08' 09" West 177 feet 7 1/2 inches; thence South 44° 51' 51" East 112 feet and 5 1/8 inches; thence South 45° 08' 09" West 16 feet and 3 1/2 inches; thence South 44° 51' 51" East 6 feet and 1 1/2 inches to a point in said line that is parallel with and distant 334.33 feet Northwesterly, measured at right angles from said Northwesterly line of Mission Street; thence South 45° 08' 09" West along said parallel line 32 feet and 4 1/2 inches to the point on the Northeasterly line of Spear Street; thence North 44° 51' 51" West along said Northeasterly line 216 feet to a point on the Southeasterly line of Market Street; thence North 45° 08' 09" East along said Southeasterly line, 275 feet to a point in said Southwesterly line of Steuart Street; thence South 44° 51' 51" East along last said line 216 feet to the point of beginning.

        EXCEPTING THEREFROM as recaptured by Lessor that certain portion of the demised premises, defined and described as the Cocorico Space in the aforesaid First Amendment to Lobby Lease.

        TOGETHER WITH an easement to maintain and supplement as necessary the then currently existing wiring, piping, conduit, meters, detectors, electrical connections or equipment that serves and/or runs through the Cocorico Space; and easements for access into the Cocorico Space and other portions of the Southern Pacific Building and for the right to enter the Cocorico Space and other portions of the Southern Pacific Building; as defined and described in the aforesaid First Amendment To Lobby Lease.

        Assessor's Lot 6, Block 3713.

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EXHIBIT B

EXPENSES AND TAXES

        This Exhibit is attached to and made a part of the Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant") for space in the Spear Tower in the Building located at One Market, San Francisco, California.

1.     Payments.

        1.01 Tenant shall pay Tenant's Pro Rata Share of the amount, if any, by which Expenses (defined below) for each calendar year during the Term exceed Expenses for the Base Year (the "Expense Excess") and also the amount, if any, by which Taxes (defined below) for each calendar year during the Term exceed Taxes for the Base Year (the "Tax Excess"). If Expenses or Taxes in any calendar year decrease below the amount of Expenses or Taxes for the Base Year, Tenant's Pro Rata Share of Expenses or Taxes, as the case may be, for that calendar year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of both the Expense Excess and Tax Excess. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by January 1 of a calendar year, Tenant shall continue to pay monthly installments based on the previous year's estimate(s) until Landlord provides Tenant with the new estimate.

        1.02 As soon as is practical following the end of each calendar year, Landlord shall furnish Tenant with a statement of the actual Expenses and Expense Excess and the actual Taxes and Tax Excess for the prior calendar year. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is more than the actual Expense Excess or actual Tax Excess, as the case may be, for the prior calendar year, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year is less than the actual Expense Excess or actual Tax Excess, as the case may be, for such prior year, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Expenses or Taxes, any underpayment for the prior calendar year.

2.     Expenses.

        2.01 "Expenses" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Building and the Project, subject to the terms and conditions of Section 2.02 of this Exhibit B below. Expenses shall be determined by Landlord using sound and generally practiced real estate accounting principles consistently applied and shall include, without limitation: (a) all labor and labor related costs for personnel at or below the level of general manager; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Building, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles; (h) electricity, gas and other utility costs; and (i) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the

1

Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Building security or otherwise improve the operating efficiency of the Project; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Project, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. "Payback Period" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience. If Landlord incurs Expenses for the Building or Project together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Building and Project and the other buildings or properties. In no event shall Landlord be entitled to a reimbursement from tenants for Expenses and Taxes in excess of 100% of the costs actually paid or incurred by Landlord in any applicable calendar year.

        2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases.

        The following items are also excluded from Expenses:

  (a)
  Sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience.

  (b)
  Any fines, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees.

  (c)
  Advertising and promotional expenditures.

  (d)
  Landlord's charitable and political contributions.

  (e)
  Ground lease rental.

  (f)
  Attorney's fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building.

  (g)
  The cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant.

  (h)
  All costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building).

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  (i)
  Any expenses for which Landlord has received actual reimbursement (other than through Expenses).

  (j)
  Costs incurred by Landlord (i) for the repair of damage caused to the Building or Property solely resulting from Landlord's gross negligence or willful misconduct, and (ii) in connection with the correction of defects in design and original construction of the Building or Property.

  (k)
  Expenses for the replacement of any item covered under warranty, unless Landlord has not received payment under such warranty and it would not be fiscally prudent to pursue legal action to collect on such warranty.

  (l)
  Fines or penalties incurred as a result of violation by Landlord of any applicable Laws.

  (m)
  The cost of complying with any Laws in effect (and interpreted and enforced) on the date of this Lease, provided that if any portion of the Building that was in compliance with all applicable Laws on the date of this Lease becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof.

  (n)
  Any cost or expense related to removal, cleaning, abatement or remediation of "hazardous materials" in or about the Building, Common Area or Project, including, without limitation, hazardous substances in the ground water or soil, except to the extent such removal, cleaning, abatement or remediation is incidental to the general repair and maintenance of the Building, Common Area or Project.

        2.03 If at any time during a calendar year the Building is not at least 100% occupied or Landlord is not supplying services to at least 100% of the total Rentable Square Footage of the Project, Expenses shall, at Landlord's option, be determined as if the Building had been 100% occupied and Landlord had been supplying services to 100% of the Rentable Square Footage of the Project. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

        3.     "Taxes" shall mean: (a) all real property taxes and other assessments on the Building and/or Project, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Project, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Project's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Project; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Project; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess within 30 days after Tenant's receipt of a statement from Landlord.

        4.     Audit Rights. Tenant, within 365 days after receiving Landlord's statement of Expenses, may give Landlord written notice ("Review Notice") that Tenant intends to review Landlord's records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt

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of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Project is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "Objection Notice") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due. If the audit determines that in the aggregate Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to the third party CPA described above in connection with such audit by Tenant and the amount of such overpayment. Likewise, if the audit determines that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days.

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EXHIBIT C

WORK LETTER

        This work letter (this "Work Letter") is attached to and made a part of the Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant") for space in the Spear Tower in the Building located at One Market, San Francisco, California.

        As used in this Work Letter, the "Premises" shall be deemed to mean the Premises, as initially defined in the attached Lease.

1.
This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the improvements to be performed in the Premises for Tenant's use. All improvements described in this Work Letter, excluding the Base Building Work (defined herein below), to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work." It is agreed that construction of the Landlord Work will be completed at Tenant's sole cost and expense, subject to the Allowance (as defined below). Landlord shall enter into a direct contract for the Landlord Work with a general contractor selected by Landlord. Landlord hereby selects BCCI as the general contractor for the Landlord Work. Landlord or Landlord's contractor shall competitively bid out the work for the major subtrades (as reasonably determined by Landlord) for the Landlord Work to no less than three (3) local subcontractors in such major subtrades. Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Landlord Work. Landlord shall make commercially reasonable efforts to achieve competitive pricing for the Landlord Work proposed by Tenant.

2.
Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "Plans") necessary to construct the Landlord Work, which plans shall be subject to approval by Landlord and Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord's architect will prepare the Plans necessary for such construction at Tenant's cost. Whether or not the layout and Plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of the Plans and for all elements of the design of such Plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved Plans can be delivered to Landlord on or before February 6, 2004 (the "Plans Due Date"), provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them. Tenant covenants and agrees to cause said final, approved Plans to be delivered to Landlord on or before said Plans Due Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit the Plans within the required time limit. Time is of the essence in respect of preparation and submission of Plans by Tenant. If the Plans are not fully completed and approved by the Plans Due Date, Tenant shall be responsible for one day of Tenant Delay (as defined in the Lease to which this Exhibit is attached) for each day during the period beginning on the day following the Plans Due Date and ending on the date completed Plans are approved.

3.
If Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, Landlord, prior to commencing any construction of Landlord Work, shall submit to Tenant a written estimate

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  setting forth the anticipated cost of the Landlord Work, including but not limited to labor and materials, contractor's fees and permit fees. Within 3 Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and any desired changes to the proposed Landlord Work. If Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach a mutually acceptable alternative cost estimate (the "Excess Cost Estimate").

4.
If the Excess Cost Estimate exceeds the Allowance, if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall promptly deliver to Steppe, Stone & Lakey LLP ("Landlord's Counsel") in trust and by wire transfer of immediately available funds to the account designated on the attached Schedule I to this Exhibit C an amount equal to 100% of the Excess Costs, plus any applicable state sales or use tax thereon. Landlord's Counsel shall hold such funds in escrow, and shall deliver the same to Landlord in accordance with the terms of this Section 4. In the event that Tenant fails to so deliver 100% of such Excess Costs (plus any applicable taxes) to Landlord's Counsel in accordance with the terms hereof, Landlord may, at its election, cease design and/or construction of the Landlord Work and/or the Base Building Work and any such cessation shall be deemed a Tenant Delay. The amounts payable by Tenant hereunder constitute Rent payable pursuant to the Lease, and the failure to timely pay same in accordance herewith constitutes an event of default under the Lease.

  Following execution of the Lease by each of Landlord and Tenant, Landlord shall deliver to Landlord's Counsel a copy of the Lease fully executed by each of Landlord and Tenant. So long as Landlord's Counsel has received a copy of the fully executed Lease and the funds for the Excess Costs, upon Landlord's Counsel's receipt of a written notice from Landlord (signed by a purported authorized representative of Landlord) expressly (i) representing that Landlord has applied the entire Allowance toward the cost of the Landlord Work, and (ii) requesting delivery to Landlord of all of the funds for the Excess Costs (the "Excess Costs Notice"), Landlord's Counsel shall deliver all of the funds for the Excess Costs received by Landlord's Counsel to Landlord pursuant to wiring instructions Landlord shall provide to Landlord's Counsel by a separate writing and upon such delivery, Landlord's Counsel shall have no liability whatsoever for the funds for the Excess Costs and Landlord and Tenant shall then each be deemed to have released Landlord's Counsel from any liability for and waived any claims against Landlord's Counsel, whether known or unknown, with respect to, the funds for the Excess Costs. Landlord's Counsel shall have no obligation to pay or otherwise deliver to any party interest on the funds for the Excess Costs. In the event a dispute arises with respect to the funds for the Excess Costs and Landlord is unable to deliver in good faith an Excess Costs Notice to Landlord's Counsel, Landlord's Counsel shall continue to hold in escrow the funds for the Excess Costs unless and until it receives either (x) an original written instruction executed by authorized representatives of each of Landlord and Tenant clearly instructing Landlord's Counsel how, when and to whom to deliver the funds for the Excess Costs, or (y) a court order or other valid legal notice from a governmental or other entity with proper jurisdiction requiring delivery of the funds for the Excess Costs (clauses (x) and (y) shall each be deemed a "Subsequent Instruction"), and in either event, Landlord's Counsel shall deliver the funds for the Excess Costs in accordance with the Subsequent Instruction first received by Landlord's Counsel. If the costs and expenses of the Landlord Work is less than the sum of the Allowance plus the funds for the Excess Costs, Landlord shall apply any overpayment by Tenant against Rent due or next becoming due under the Lease. If the funds for the Excess Costs are less than the actual costs and expenses of the Landlord Work, Tenant shall pay such underpayment amount to Landlord within 30 days following Landlord's demand therefore, which demand shall be accompanied by documented evidence of such underpayment. Landlord hereby represents that it shall only provide to Landlord's Counsel an Excess Cost Notice following the application of all of the Allowance to the costs and expenses of the Landlord Work.

6

5.
If Tenant shall request any change, addition or alteration in any of the Plans after approval by Landlord, Landlord shall have such revisions to the drawings prepared, and Tenant shall reimburse Landlord for the cost thereof, plus any applicable state sales or use tax thereon, upon demand. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the increased cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant, within 2 Business Days, shall notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization within such 2 Business Day period, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Tenant Delay in completion of the Premises resulting therefrom. If such revisions result in a higher estimate of the cost of construction and/or higher actual construction costs which exceed the Allowance, such increased estimate or costs shall be deemed Excess Costs pursuant to Paragraph 4 hereof and Tenant shall deliver in trust to Landlord's Counsel the funds for such additional Excess Costs, plus any applicable state sales or use tax thereon, in accordance with Section 4 above.

6.
Following approval of the Plans, Landlord shall cause the Landlord Work to be constructed substantially in accordance with the approved Plans. Landlord shall notify Tenant of Substantial Completion of the Landlord Work.

7.
Landlord, provided Tenant is not in default, agrees to provide Tenant with an allowance (the "Allowance") in an amount not to exceed $819,135.00 (i.e., $45.00 per rentable square foot of the Premises) to be applied toward the cost of the Landlord Work in the Premises. Architectural design fees, consultant or permit fees may also be deducted from the Allowance, provided that the maximum deduction for such fees is limited to $2.50 per rentable square foot of the Premises. If the Allowance shall not be sufficient to complete the Landlord Work, Tenant shall pay the Excess Costs, plus any applicable state sales or use tax thereon, as prescribed in Paragraph 4 above. Any portion of the Allowance which exceeds the cost of the Landlord Work or is otherwise remaining after December 1, 2004, shall accrue to the sole benefit of Landlord, it being agreed that Tenant shall not be entitled to any credit, offset, abatement or payment with respect thereto. Landlord shall be entitled to deduct from the Allowance a construction management fee for Landlord's oversight of the Landlord Work in an amount equal to 3% of the total cost of the Landlord Work.

8.
Landlord and Tenant agree to cooperate with each other in order to enable the Landlord Work and the Base Building Work to be performed in a timely manner and with as little inconvenience to the operation of Tenant's business as is reasonably possible. Notwithstanding anything herein to the contrary, any delay in the completion of the Landlord Work or inconvenience suffered by Tenant during the performance of the Landlord Work and/or the Base Building Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease.

9.
Landlord, at Landlord's sole cost and expense, shall perform additional improvements to the certain base building portions of the Premises in accordance with the following base building worklist (the "Base Building Worklist") using Building standard methods, materials and finishes. The improvements to be performed in accordance with the Base Building Worklist are hereinafter referred to as the "Base Building Work." Landlord shall enter into a direct contract for the Base Building Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Base Building Work.

7

BASE BUILDING WORKLIST

  1.
  Restroom facilities shall be delivered fully completed with building standard finishes and in full compliance with state and local codes and federal ADA regulations.

  2.
  A fully operational and code compliant life safety system control panel dedicated to and installed on the 19th floor, tied to the building main life safety system control panel, complete with all devices required (including fire/smoke damper controls, elevator recall smoke detection, and visual and audio devices the elevator lobby and restrooms), and with sufficient capacity to accommodate the installation of all required life safety devices for the Landlord Work.

  3.
  Installation of any code-required upgrades to the base building HVAC system primary ducting, including without limitation the installation of fire/smoke dampers, not to exceed 4 dampers, in all existing building core wall penetrations related to the HVAC system.

  4.
  Installation of new or upgrading of existing electrical panels and subpanels in the 19th floor base building electrical closet to meet code requirements.

  Notwithstanding anything herein to the contrary, any delay in the completion of the Base Building Work or inconvenience suffered by Tenant during the performance of the Base Building Work shall not subject Landlord to any liability for any loss or damage resulting therefrom or entitle Tenant to any credit, abatement or adjustment of Rent or other sums payable under the Lease. Prior to the date of this Lease, Landlord removed all cabling located in the Premises to the extent such removal was necessary for the construction of the Landlord Work.

10.
This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

8

SCHEDULE I TO EXHIBIT C
WIRE INSTRUCTIONS

Wiring Instructions for Steppe, Stone & Lakey LLP

Name of Bank	Wells Fargo Bank, N.A.
Branch	Foster City 999 E. Hillsdale Blvd. Foster City, CA 94404
Contact	Linda Wang
Phone #	(650) 345-1012
ABA #	121000248
Beneficiary	Steppe, Stone & Lakey Client Trust Account
Beneficiary Account #	320-3724459
Regarding:	EOP/Autonomy

9

EXHIBIT D

COMMENCEMENT LETTER
(EXAMPLE)

Date

Tenant

Address

Re:
Commencement Letter with respect to that certain Lease dated as of the day of , , by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership, as Landlord, and AUTONOMY, INC., a New Jersey corporation as Tenant, for 18,203 rentable square feet on the 19th floor of the Spear Tower in the Building located at One Market, San Francisco, California.
Dear	:

        In accordance with the terms and conditions of the above referenced Lease, Tenant accepts possession of the Premises and agrees:

  1.
  The Commencement Date of the Lease is                        ;

  2.
  The Termination Date of the Lease is                        .

        Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,
Authorized Signatory
Agreed and Accepted:
Tenant:	AUTONOMY, INC., a New Jersey corporation
By:

Name:

Title:

Date:

1

EXHIBIT E

BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking facilities (if any), the Project and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1.
Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Project.

2.
Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees shall be paid for by Tenant and Landlord shall not be responsible for the damage.

3.
No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures, white boards and cork boards and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.

4.
Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5.
Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6.
All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7.
Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

1

8.
Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9.
Corridor doors, when not in use, shall be kept closed.

10.
Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11.
No animals, except for fish contained in a decorative fish tank and those animals assisting handicapped persons, shall be brought into the Building or kept in or about the Premises. Any such decorative fish tank shall in no event exceed any load limit for the Building. Tenant shall be solely liable and shall indemnify Landlord for any damages or loss whatsoever caused by the installation, presence of and/or removal of any such decorative fish tank.

12.
No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Project, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13.
Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Building. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14.
Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Commencement Date of the Term be extended as a result of the above actions.

15.
Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16.
Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices

2

  and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

17.
Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18.
Landlord may from time to time adopt systems and procedures for the security and safety of the Building and the Project, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19.
Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20.
Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

21.
Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22.
Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23.
The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

3

EXHIBIT F

ADDITIONAL PROVISIONS

        This Exhibit is attached to and made a part of the Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant") for space in the Spear Tower in the Building located at One Market, San Francisco, California.

1.
Asbestos Notification.    Tenant acknowledges that Tenant has received the asbestos notification letter attached to this Lease as Exhibit H hereto, disclosing the existence of asbestos in the Building. As part of Tenant's obligations under this Lease, Tenant agrees to comply with the California "Connelly Act" and other applicable Laws, including providing copies of Landlord's asbestos notification letter to all of Tenant's "employees" and "owners", as those terms are defined in the Connelly Act and other applicable Laws.

2.
Renewal Option.

A.
Grant of Option; Conditions.    Tenant shall have the right to extend the Term (the "Renewal Option") for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "Renewal Term"), if:

1.
Landlord receives notice of exercise ("Initial Renewal Notice") not less than 9 full calendar months prior to the expiration of the initial Term and not more than 12 full calendar months prior to the expiration of the initial Term; and

2.
Tenant is not in default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice (as defined below); and

3.
No more than 40% of the Premises is sublet at the time that Tenant delivers its Initial Renewal Notice or at the time Tenant delivers its Binding Notice; and

4.
The Lease has not been assigned prior to the date that Tenant delivers its Initial Renewal Notice or prior to the date Tenant delivers its Binding Notice.

B.
Terms Applicable to Premises During Renewal Term.

1.
The initial Base Rent rate per rentable square foot for the Premises during the Renewal Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Renewal Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

2.
Tenant shall pay Additional Rent (i.e. Taxes and Expenses) for the Premises during the Renewal Term in accordance with Section 4 of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Renewal Term.

C.
Initial Procedure for Determining Prevailing Market.    Within 30 days after receipt of Tenant's Initial Renewal Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Renewal Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Renewal Term, shall either (i) give Landlord final binding written notice ("Binding Notice") of Tenant's exercise of its Renewal

1

    Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "Rejection Notice"). If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such 15 day period, Tenant's Renewal Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Renewal Term. Upon agreement, Landlord and Tenant shall enter into the Renewal Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant fail to agree upon the Prevailing Market rate within 30 days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the "Arbitration Notice") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section D below. If Landlord and Tenant fail to agree upon the Prevailing Market rate within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Renewal Option shall be deemed to be null and void and of no further force and effect.

  D.
  Arbitration Procedure.

  1.
  If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Renewal Term (collectively referred to as the "Estimates"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Renewal Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in the Financial District of San Francisco, California, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

  2.
  Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Renewal Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e.

2

      arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

    3.
    If the Prevailing Market rate has not been determined by the commencement date of the Renewal Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Renewal Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

  E.
  Renewal Amendment.    If Tenant is entitled to and properly exercises its Renewal Option, Landlord shall prepare an amendment (the "Renewal Amendment") to reflect changes in the Base Rent, Term, Termination Date, Base Year (which shall be adjusted to be the calendar year in which the Renewal Term commences) and other appropriate terms. The Renewal Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Renewal Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Renewal Term as described herein, an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

  F.
  Definition of Prevailing Market.    For purposes of this Renewal Option, "Prevailing Market" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Building. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

3.
Roof Space For Dish/Antenna.

A.
Tenant shall have the right, in consideration for payments of $250.00 per month (the "Dish/Antenna Payments"), to lease space on the roof of the Building for the purpose of installing (in accordance with Section 9.03 of the Lease), operating and maintaining a dish/antenna or other communication device not to exceed 18 inches in diameter and otherwise approved by

3

    the Landlord (the "Dish/Antenna"). Landlord's approval of the type of Dish/Antenna shall not be unreasonably withheld. The Dish/Antenna Payments shall constitute Additional Rent under the terms of the Lease and Tenant shall be required to make these payments in strict compliance with the terms of Article 4 of the Lease. The exact location of the space on the roof to be leased by Tenant shall be designated by Landlord and shall not exceed 9 square feet (the "Roof Space"). Landlord reserves the right to relocate the Roof Space as reasonably necessary during the Term. Landlord's designation shall take into account Tenant's use of the Dish/Antenna. Notwithstanding the foregoing, Tenant's right to install the Dish/Antenna shall be subject to the approval rights of Landlord and Landlord's architect and/or engineer with respect to the plans and specifications of the Dish/Antenna, the manner in which the Dish/Antenna is attached to the roof of the Building and the manner in which any cables are run to and from the Dish/Antenna. The precise specifications and a general description of the Dish/Antenna along with all documents Landlord reasonably requires to review the installation of the Dish/Antenna (the "Plans and Specifications") shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the Dish/Antenna. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of installing, operating, maintaining and removing the Dish/Antenna. Tenant shall notify Landlord upon completion of the installation of the Dish/Antenna. If Landlord determines that the Dish/Antenna equipment does not comply with the approved Plans and Specifications, that the Building has been damaged during installation of the Dish/Antenna or that the installation was defective, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant promptly shall cure the defects. If the Tenant fails to promptly cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation. If Landlord's reasonable determination of the cost of correcting any defects and repairing any damage to the Building caused by such installation is in excess of the actual costs there of, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Rent due or next becoming due. If at any time Landlord, in its sole discretion, deems it necessary, Tenant shall provide and install, at Tenant's sole cost and expense, appropriate aesthetic screening, reasonably satisfactory to Landlord, for the Dish/Antenna (the "Aesthetic Screening").

  B.
  Landlord agrees that Tenant, upon reasonable prior written notice to Landlord, shall have access to the roof of the Building and the Roof Space for the purpose of installing, maintaining, repairing and removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, all of which shall be performed by Tenant or Tenant's authorized representative or contractors, which shall be approved by Landlord, at Tenant's sole cost and risk. It is agreed, however, that only authorized engineers, employees or properly authorized contractors of Tenant, FCC (defined below) inspectors, or persons under their direct supervision will be permitted to have access to the roof of the Building and the Roof Space. Tenant further agrees to exercise firm control over the people requiring access to the roof of the Building and the Roof Space in order to keep to a minimum the number of people having access to the roof of the Building and the Roof Space and the frequency of their visits.

  C.
  It is further understood and agreed that the installation, maintenance, operation and removal of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, is not permitted to damage the Building or the roof thereof, or interfere with the use of the Building and roof by Landlord. Tenant agrees to be responsible for any damage caused to the roof or any other part of the Building, which may be caused by Tenant or any of its agents or representatives.

  D.
  Tenant agrees to install only equipment of types and frequencies which will not cause unreasonable interference to Landlord or existing tenants of the Building. In the event

4

    Tenant's equipment causes such interference, Tenant will change the frequency on which it transmits and/or receives and take any other steps necessary to eliminate the interference. If said interference cannot be eliminated within a reasonable period of time, in the judgment of Landlord, then Tenant agrees to remove the Dish/Antenna from the Roof Space.

  E.
  Tenant shall, at its sole cost and expense, and at its sole risk, install, operate and maintain the Dish/Antenna in a good and workmanlike manner, and in compliance with all Building, electric, communication, and safety codes, ordinances, standards, regulations and requirements, now in effect or hereafter promulgated, of the Federal Government, including, without limitation, the Federal Communications Commission (the "FCC"), the Federal Aviation Administration ("FAA") or any successor agency of either the FCC or FAA having jurisdiction over radio or telecommunications, and of the state, city and county in which the Building is located. Under this Lease, the Landlord and its agents assume no responsibility for the licensing, operation and/or maintenance of Tenant's equipment. Tenant has the responsibility of carrying out the terms of its FCC license in all respects. The Dish/Antenna shall be connected to Landlord's power supply in strict compliance with all applicable Building, electrical, fire and safety codes. Neither Landlord nor its agents shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Dish/Antenna or the Roof Space because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, invitee or licensee or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Roof Space.

  F.
  The Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, shall remain the personal property of Tenant, and shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease or Tenant's right to possession hereunder. Tenant shall repair any damage caused by such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the equipment and appurtenances were attached. Tenant agrees to maintain all of the Tenant's equipment placed on or about the roof or in any other part of the Building in proper operating condition and maintain same in satisfactory condition as to appearance and safety in Landlord's sole discretion. Such maintenance and operation shall be performed in a manner to avoid any interference with any other tenants or Landlord. Tenant agrees that at all times during the Term, it will keep the roof of the Building and the Roof Space free of all trash or waste materials produced by Tenant or Tenant's agents, employees or contractors.

  G.
  In light of the specialized nature of the Dish/Antenna, Tenant shall be permitted to utilize the services of its choice for installation, operation, removal and repair of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, subject to the reasonable approval of Landlord. Notwithstanding the foregoing, Tenant must provide Landlord with prior written notice of any such installation, removal or repair and coordinate such work with Landlord in order to avoid voiding or otherwise adversely affecting any warranties granted to Landlord with respect to the roof. If necessary, Tenant, at its sole cost and expense, shall retain any contractor having a then existing warranty in effect on the roof to perform such work (to the extent that it involves the roof), or, at Tenant's option, to perform such work in conjunction with Tenant's contractor. In the event the Landlord contemplates roof repairs that could affect Tenant's Dish/Antenna, or which may result in an interruption of the Tenant's telecommunication service, Landlord shall formally notify Tenant at least 30 days in advance

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    (except in cases of an emergency) prior to the commencement of such contemplated work in order to allow Tenant to make other arrangements for such service.

  H.
  Tenant shall not allow any provider of telecommunication, video, data or related services ("Communication Services") to locate any equipment on the roof of the Building or in the Roof Space for any purpose whatsoever, nor may Tenant use the Roof Space and/or Dish/Antenna to provide Communication Services to an unaffiliated tenant, occupant or licensee of another building, or to facilitate the provision of Communication Services on behalf of another Communication Services provider to an unaffiliated tenant, occupant or licensee of the Building or any other building.

  I.
  Tenant acknowledges that Landlord may at some time establish a standard license agreement (the "License Agreement") with respect to the use of roof space by tenants of the Building. Tenant, upon request of Landlord, shall enter into such License Agreement with Landlord provided that such agreement does not materially alter the rights of Tenant hereunder with respect to the Roof Space.

  J.
  Tenant specifically acknowledges and agrees that the terms and conditions of Article 13 of the Lease (Indemnity and Waiver of Claims) shall apply with full force and effect to the Roof Space and any other portions of the roof accessed or utilized by Tenant, its representatives, agents, employees or contractors.

  K.
  If Tenant defaults under any of the terms and conditions of this Section or the Lease, and Tenant fails to cure said default within the time allowed by Article 18 of the Lease, Landlord shall be permitted to exercise all remedies provided under the terms of the Lease, including removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and restoring the Building and the Roof Space to the condition that existed prior to the installation of the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any. If Landlord removes the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, as a result of an uncured default, Tenant shall be liable for all costs and expenses Landlord incurs in removing the Dish/Antenna, the appurtenances and the Aesthetic Screening, if any, and repairing any damage to the Building, the roof of the Building and the Roof Space caused by the installation, operation or maintenance of the Dish/Antenna, the appurtenances, and the Aesthetic Screening, if any. Further, if Landlord so removes the Dish/Antenna, Landlord shall return the Dish/Antenna to Tenant absent any other party's reasonable claim of title to the same.

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EXHIBIT G

PARKING AGREEMENT

        This Exhibit (the "Parking Agreement") is attached to and made a part of the Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant") for space in the Spear Tower in the Building located at One Market, San Francisco, California.

1.
During the Term, and subject to the terms hereof, so long as the same are available as reasonably determined by Landlord, by providing a written request to Landlord therefore, Tenant may lease from Landlord up to a total of 8 unreserved parking spaces (the "Spaces") for the use of Tenant and its employees. Of the 8 Spaces allotted to Tenant, 2 shall be located in the on site parking garage (the "On-site Garage") and 6 shall be located in the off site parking garage located at 75 Howard Street (the "Off-site Garage"). If Tenant is leasing 6 or less Spaces, Landlord shall determine whether any of such Spaces shall be located at the On-Site Garage. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the parking facilities or for Tenant utilizing less than all of the Spaces. Tenant shall not have the right to lease or otherwise use more than the number of reserved and unreserved Spaces set forth above. Tenant hereby elects to lease 0 Spaces as of the date of this Lease.

  If Tenant has elected to lease any of the Spaces from Landlord during the Term, by providing no less than 30 days prior written notice to Landlord, effective upon each annual anniversary of the Commencement Date of the Lease, Tenant may reduce the number of Spaces leased to Tenant hereunder; provided, however, that in the event Tenant so reduces the number of Spaces to which it is entitled pursuant to the terms of this Parking Agreement, and, subsequently, Tenant desires to increase the number of Spaces it leases from Landlord, Tenant shall only be entitled to request to increase the number of Spaces to no more than the maximum number of Spaces to which Tenant is entitled pursuant to the express terms and conditions hereof if, and during such periods that, such Spaces are available as reasonably determined by Landlord, and otherwise pursuant to the terms and conditions of this Parking Agreement.

2.
Tenant shall pay Landlord or a third party designated by Landlord, as Additional Rent in accordance with Section 4 of the Lease, the monthly charges established from time to time by Landlord for parking. The initial charge for such parking space(s) is $475.00 per month for each On-site Garage Space leased by Tenant hereunder and $375.00 per month for each Off-site Garage Space leased by Tenant hereunder. No deductions from the monthly charge shall be made for days on which the Spaces are not used by Tenant.

3.
Except for particular spaces and areas designated by Landlord for reserved parking, all parking shall be on an unreserved, first-come, first-served basis.

4.
Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the On-site Garage, the Off-site Garage, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

5.
Tenant shall not store or permit its employees to store any automobiles in the On-site Garage or in the Off-site Garage without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the On-site Garage, in the Off-site Garage, or on the Project. If it is necessary for Tenant or its employees to leave an automobile in the On-site Garage or in the Off-site Garage overnight,

1

  Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

6.
Landlord or the owner of the Off-Site Garage (as the case may be) shall have the right to temporarily close the On-site Garage or Off-site Garage, or certain areas therein in order to perform necessary repairs, maintenance and improvements to the On-site Garage or the Off-site Garage (the "Repair Work"). If Landlord intends to perform any Repair Work, and, if no less than 10% of Tenant's Spaces are closed or otherwise inaccessible and unusable as a result of the Repair Work, Landlord shall provide reasonable alternative parking within reasonable walking distance from the Building or, alternatively, if Landlord is unable to provide alternative parking within reasonable walking distance from the Buildings, Landlord may provide a shuttle or other transportation service for Tenant. In the event Landlord closes all or a portion of the Parking Facility in accordance with this Section 6, and is unable to provide alternative parking or shuttle or other transportation service to Tenant, Landlord shall credit to Tenant any prepaid parking fee hereunder, prorated on a per diem basis. Notwithstanding anything to the contrary contained herein, Landlord shall have a right to terminate this Lease as to the Off-site Garage Spaces on 30 days' prior notice to Tenant should Landlord or the owner of the Off-Site Garage (as the case may be) cease to own or operate the Off-site Garage, or if Landlord or the owner of the Off-Site Garage (as the case may be) decides to remodel, remove, demolish or redevelop the Off-site Garage or any substantial portion thereof.

7.
Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign without Landlord's prior written consent and to a party other than in connection with an approved Transfer as provided in Article 11 of the Lease. Further, Landlord shall have the right to suspend for a 12 full calendar month period Tenant's rights under this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign without Landlord's prior written consent and in connection with an approved Transfer as provided in Article 11 of the Lease, which suspension shall commence upon the date of such proposed assignment or sublease of any of Tenant's Spaces.

8.
Landlord may elect to provide parking cards or keys to control access to the On-site Garage or Off-site Garage. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

9.
TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY (INCLUDING, WITHOUT LIMITATIONS, ANY LOSS OR DAMAGE TO TENANT'S AUTOMOBILE OR THE CONTENTS THEREOF DUE TO THEFT, VANDALISM OR ACCIDENT) ARISING FROM OR RELATED TO TENANT'S USE OF THE SPACES OR EXERCISE OF ANY RIGHTS UNDER THIS PARKING AGREEMENT, WHETHER OR NOT SUCH LOSS OR DAMAGE RESULTS FROM LANDLORD'S ACTIVE NEGLIGENCE OR NEGLIGENT OMISSION. THE LIMITATION ON LANDLORD'S LIABILITY UNDER THE PRECEDING SENTENCE SHALL NOT APPLY HOWEVER TO LOSS OR DAMAGE ARISING DIRECTLY FROM LANDLORD'S WILLFUL MISCONDUCT.

10.
Without limiting the provisions of this Parking Agreement, Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant arising as a result of parking in the Spaces, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will

2

  not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action. It is the intention of Tenant by this instrument, to exempt and relieve Landlord from liability for personal injury or property damage caused by negligence.

11.
The provisions of Section 20 of the Lease are hereby incorporated by reference as if fully recited.

        Tenant acknowledges that Tenant has read the provisions of this Parking Agreement, has been fully and completely advised of the potential dangers incidental to parking in the Spaces and is fully aware of the legal consequences of agreeing to this instrument.

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EXHIBIT H

ASBESTOS NOTIFICATION

        This Exhibit is attached to and made a part of the Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and AUTONOMY, INC., a New Jersey corporation ("Tenant") for space in the Spear Tower in the Building located at One Market, San Francisco, California.

        As you may know, asbestos, because of its insulating and fire-resistant properties, was historically used in some construction materials. California's Connelly Act, as well as federal OSHA and some other California rules, now require building owners and landlords to make certain notifications regarding known asbestos-containing materials ("ACM") and presumed ACMs ("PACM"). PACM consists of certain older construction materials which commonly contained asbestos. This Exhibit is designed to provide you with the required ACM and PACM notifications.

ACM

        Our asbestos survey(s) for the Building did note the presence, location or quantity of ACM in the Building as follows: vinyl floor tile, linoleum sheeting, built-up roofing material, associated tar and transite paneling located on the cooling towers, and rope sealant around duct penetrations.

PACM

        PACM consists of thermal system insulation and surfacing material found in buildings constructed prior to 1981, and asphalt or vinyl flooring installed prior to 1981. "Surfacing material" means material that is sprayed-on, troweled-on or otherwise applied to surfaces (such as acoustical plaster on ceilings and fireproofing materials on structural members, or other materials on surfaces for acoustical, fireproofing, and other purposes). Because this Building was constructed prior to 1981, PACM may be present.

        The fact that our survey(s) may identify such materials as PACM does not necessarily mean that no other PACM exists in the Building. Please be advised that if any thermal system insulation, asphalt or vinyl flooring or surfacing material, of the type described above, are found to be present in the Building, such materials must be considered PACM unless properly tested and shown otherwise.

        Because of the presence of ACM and the potential presence of PACM in the Building, we are providing you with the following warning, which is commonly known as a California Proposition 65 warning:

  WARNING: This Building contains asbestos, a chemical known to the State of California to cause cancer.

        In addition, you should be aware that there are certain potential health risks that may result from exposure to asbestos. Because we are not physicians, scientists or industrial hygienists, we have no special knowledge of the health impact of exposure to asbestos. However, we hired an environmental consulting firm to prepare an asbestos Operations and Maintenance Plan ("O&M Plan") to address asbestos matters at the Building. The O&M Plan is designed to minimize the potential for a release of asbestos fibers and outlines a schedule of actions to be undertaken with respect to asbestos. The written O&M Plan is available for your review at our Building Management Office during regular business hours, and a copy of the O&M Plan will be provided to you upon request.

        In general, the written O&M Plan describes the risks associated with asbestos exposure and how to prevent such exposure. The O&M Plan describes those risks as follows: asbestos is not a significant health concern unless asbestos fibers are released and inhaled. If inhaled, asbestos fibers can accumulate in the lungs and, as exposure increases, the risk of disease (such as asbestosis and cancer)

1

increases. However, measures to minimize exposure and consequently minimize the accumulation of fibers, reduces the risk of adverse health effects.

        The O&M Plan is designed to safely manage the ACM and PACM in the Building and to avoid the inadvertent disturbance of such ACM or PACM. To that end, the O&M Plan provides for the training of building housekeeping and maintenance personnel so that they can conduct their work without causing a release of asbestos fibers. As part of the O&M Plan, we maintain records of all asbestos- related activities and the results of any asbestos survey, sampling or monitoring conducted in the Building.

        The written O&M Plan describes a number of activities which should be avoided in order to prevent a release of asbestos fibers in the Building. In particular, you should be aware that some of the activities which may present a health risk by causing an airborne release of asbestos fibers include moving, drilling, boring or otherwise disturbing ACM or PACM. Consequently, such activities should not be attempted by any person not qualified to handle ACM or PACM. In other words, you must obtain the approval of Building management prior to engaging in any such activities. Please contact the Property Manager for more information in this regard. In addition, please contact the Property Manager if you notice any deterioration or disturbance of ACM or PACM. Also, note that the identification of ACM and PACM in this Exhibit is based on actual knowledge and assumptions that the law requires us to make: such materials do not necessarily comprise all asbestos in the Building.

        Please be aware that you may have certain obligations under California and federal laws with regard to the ACM and PACM in the Building, including obligations to notify your own employees, contractors, subtenants, agents and others of the presence of ACM and PACM. You are solely responsible for complying with all such applicable laws.

        Please contact the Property Manager if you have any questions regarding the contents of this Exhibit.

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EXHIBIT I

AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT

        THIS AGREEMENT made the            day of                , 200    , by and among CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Ground Lessor"), AUTONOMY, INC., a New Jersey corporation (hereinafter called "Tenant") and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having its principal office and post office address at 730 Third Avenue, New York, New York 10017 (hereinafter called "Teachers");

WITNESSETH:

        WHEREAS, Ground Lessor is the owner in fee simple of those certain premises situate, lying and being in the City of San Francisco, County of San Francisco, State of California, as more particularly described in Exhibit A attached hereto; and

        WHEREAS, under the terms of a certain lease dated April 16, 1973, (hereinafter called "Ground Lease"), a short form of which has been recorded on April 24, 1973, Book B755 at Page 597, Series No. V71530 and an Assignment and Assumption of Tenant's Interest in Lease recorded November 22, 1994, Book G263, Page 204, Series No. 94-F716286-00, Official Records, San Francisco County, State of California, amended by First Amendment to Lease Agreement recorded October 3, 1995 in Reel G479, Image 280, Ground Lessor did lease, let and demise the Demised Premises to CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "Landlord") for a term of 99 years commencing April 16, 1973, and continuing to and including April 15, 2072, upon the terms and conditions therein more particularly set forth;

        WHEREAS, Teachers is the owner and holder of a certain promissory note dated September 29, 1995, secured by a Deed of Trust and Assignment of Rents and Fixture Filing Statement of even date therewith, recorded on October 3, 1995, as Document F866003, in the Official Records aforesaid, constituting a first lien upon the fee simple estate in the Demised Premises as well as upon the leasehold estate created by said Ground Lease;

        WHEREAS, under the terms of a certain lease and amendments, if any described in that certain Lease by and between CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership and Tenant dated                        , 2004 (hereinafter called "Sublease"), Landlord did lease, let and demise, subject to said Ground Lease, a portion of the Demised Premises as therein more particularly described;

        WHEREAS, the parties hereto desire to establish additional rights of quiet and peaceful possession for the benefit of Tenant under said Sublease and further to define the terms, covenants and conditions precedent for such additional rights.

        NOW, THEREFORE, in consideration of the respective demises and of the sum of One Dollar ($1.00) and other good and valuable consideration, each to the other in hand paid, it is hereby mutually covenanted and agreed as follows:

        That Ground Lessor does hereby represent, covenant and warrant:

  (a)
  That said Ground Lease is in full force and effect and unmodified.

  (b)
  That there is no existing default under the provisions of said Ground Lease or in the performance of any of the terms, covenants, conditions or warranties thereof on the part of either Ground Lessor or Landlord to be observed and performed thereunder.

        That Ground Lessor consents to and approves the within Sublease.

1

        That in the event of the cancellation or termination of said Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of said Sublease, including any extensions and renewals of said Sublease now provided thereunder, and subject to the observance and performance by Tenant of all of the terms, covenants and conditions of said Sublease on the part of Tenant to be observed and performed, Ground Lessor does hereby covenant and warrant as follows:

  (a)
  The quiet and peaceful possession of Tenant under said Sublease;

  (b)
  That the Sublease shall continue in full force and effect and Ground Lessor shall recognize the Sublease and the Tenant's rights thereunder and will thereby establish direct privity of estate and contract as between Ground Lessor and Tenant, with the same force and effect and with the same relative priority in time and right as though the Sublease were originally made directly from Ground Lessor in favor of Tenant, but not in respect of any amendment to such Sublease not previously approved in writing by Ground Lessor;

  (c)
  To assume such of the obligations on the part of the Landlord under the Sublease which are deemed to run with the land for so long as Ground Lessor shall be the owner in fee of said Demised Premises;

provided, however, Ground Lessor shall not in any way or to any extent be liable to Tenant; unless Landlord and Ground Lessor are the same entity:

    (1)
    For any past act or default on the part of the original or any prior landlord under said Sublease and Tenant shall have no right to assert same or any damages arising therefrom as an offset or defense against Ground Lessor;

    (2)
    For the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the demised premises required under said Sublease, or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under such Sublease or for the costs of any restoration in excess of the proceeds recovered under any insurance required to be carried under such Sublease;

    (3)
    For any prepayment of rent or deposit, rental security or any other sums deposited with the original or any prior landlord under such Sublease and not delivered to Ground Lessor; or

    (4)
    For any restriction on competition beyond the Demised Premises.

        That in the event of the cancellation or termination of said Ground Lease or of the surrender thereof, whether voluntary, involuntary or by operation of law, prior to the expiration date of said Sublease, including any extensions and renewals of said Sublease now provided thereunder, Tenant hereby covenants and agrees to make full and complete attornment to Ground Lessor, for the balance of the term of the Sublease, including any extensions and renewals thereof, now provided thereunder, upon the same terms, covenants and conditions as therein provided, so as to establish direct privity of estate and contract as between Ground Lessor and Tenant and with the same force and effect and relative priority in time and right as though the Sublease were originally made directly from Ground Lessor to Tenant, and Tenant will thereafter make all rent payments directly to Ground Lessor, and

        That Teachers and Tenant do hereby covenant and agree that said Mortgage or Deed of Trust shall be and the same is hereby made SUBORDINATE to said Sublease and to the recognition and attornment agreements provided for in the third and fourth grammatical paragraphs hereof with the same force and effect as if said Sublease had been executed, delivered and recorded and said recognition and attornment agreements aforesaid had been effected in each case prior to the execution, delivery and recording of said Mortgage or Deed of Trust.

2

        EXCEPT, HOWEVER, that this Subordination shall not affect nor be applicable to and does hereby expressly exclude:

  (a)
  The prior right and claim under and the prior lien of said Mortgage or Deed of Trust in, to and upon any award or other compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Demised Premises, and as to the right of disposition thereof in accordance with the provisions of said Mortgage or Deed of Trust,

  (b)
  The prior right and claim under and the prior lien of said Mortgage or Deed of Trust, in, to and upon any proceeds payable under all policies of fire and rent insurance upon the Demised Premises and as to the right of disposition thereof in accordance with the terms of said Mortgage or Deed of Trust, and

  (c)
  Any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of said Mortgage or Deed of Trust and the execution of said Sublease or the effective date of the recognition and attornment agreements aforesaid, whichever is later, and any lien or judgment which may arise at any time under the terms of said Sublease.

        Tenant shall not subordinate the Sublease to any other mortgage or deed of trust so long as the Mortgage or Deed of Trust now held or to be held by Teachers remains in effect.

        Ground Lessor and Landlord agree that the Ground Lease shall not be modified, amended, canceled, terminated or surrendered without the express prior written consent of Teachers.

        This Subordination may not be modified except by an agreement in writing signed by the parties hereto.

        That the terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their respective heirs, executors, administrators, successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this writing to be signed, sealed and delivered in their respective names and behalf, and, if a corporation, by its officers duly authorized, on the day and year first above written.

GROUND LESSOR:
CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership
By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner
	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager
By:

Name:

Title:

3

LANDLORD:
CA-ONE MARKET LIMITED PARTNERSHIP, a Delaware limited partnership
By:	EOM GP, L.L.C., a Delaware limited liability company, its general partner
	By:	Equity Office Management, L.L.C., a Delaware limited liability company, its non-member manager
By:

Name:

Title:

TENANT:
AUTONOMY, INC., a New Jersey corporation
By:

Name:

Title:

By:

Name:

Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

4

LENDER:
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation
By:

Name:

Title:

By:

Name:

Title:

5

NOTARY ACKNOWLEDGMENT
(Ground Lessor)

State of	)

County of	)

        On                        , before me,                        , personally appeared                        of EQUITY OFFICE MANAGEMENT, L.L.C., a Delaware limited liability company, the non-member manager of EOM GP, L.L.C., a Delaware limited liability company, the general partner of CA-One Market Limited Partnership, a Delaware limited partnership personally known to me—OR—proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public
My Commission Expires:

OPTIONAL SECTION

CAPACITY CLAIMED BY SIGNER

        Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

(check one)

INDIVIDUAL

XXX	CORPORATE OFFICER
TITLE:

PARTNER(S) LIMITED GENERAL

ATTORNEY-IN-FACT

TRUSTEE(S)

GUARDIAN/CONSERVATOR

OTHER:

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

CA-One Market Limited Partnership, a Delaware limited partnership ("Ground Lessor")

6

OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT	TITLE OR TYPE OF DOCUMENT: Subordination Non-Disturbance and Attornment Agreement
DESCRIBED AT RIGHT:	NUMBER OF PAGES
DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE:
LANDLORD:	CA-One Market Limited Partnership, a Delaware limited partnership
LENDER:	Teachers Insurance and Annuity Association of America, a New York corporation
TENANT:	Autonomy, Inc., a New Jersey corporation
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

7

NOTARY ACKNOWLEDGMENT
(Landlord)

State of	)

County of	)

        On                        , before me,                        , personally appeared                        of EQUITY OFFICE MANAGEMENT, L.L.C., a Delaware limited liability company, the non-member manager of EOM GP, L.L.C., a Delaware limited liability company, the general partner of CA-One Market Limited Partnership, a Delaware limited partnership personally known to me—OR—proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public
My Commission Expires:

OPTIONAL SECTION

CAPACITY CLAIMED BY SIGNER

        Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

(check one)

INDIVIDUAL

XXX	CORPORATE OFFICER
TITLE:

PARTNER(S) LIMITED GENERAL

ATTORNEY-IN-FACT

TRUSTEE(S)

GUARDIAN/CONSERVATOR

OTHER:

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

CA-One Market Limited Partnership, a Delaware limited partnership ("Landlord")

8

OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT	TITLE OR TYPE OF DOCUMENT: Subordination Non-Disturbance and Attornment Agreement
DESCRIBED AT RIGHT:	NUMBER OF PAGES
DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE:
GROUND LESSOR:	CA-One Market Limited Partnership, a Delaware limited partnership
LENDER:	Teachers Insurance and Annuity Association of America, a New York corporation
TENANT:	Autonomy, Inc., a New Jersey corporation
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

9

NOTARY ACKNOWLEDGMENT
(LENDER)

State of	)

County of	)

        On                        , before me,                        , personally appeared                        of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation personally known to me—OR—proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public
My Commission Expires:

OPTIONAL SECTION

CAPACITY CLAIMED BY SIGNER

        Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

(check one)

INDIVIDUAL

CORPORATE OFFICER

TITLE:

PARTNER(S) LIMITED GENERAL

ATTORNEY-IN-FACT

TRUSTEE(S)

GUARDIAN/CONSERVATOR

OTHER:

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

Teachers Insurance and Annuity Association of America, a New York corporation ("Lender")

10

OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT	TITLE OR TYPE OF DOCUMENT: Subordination Non- Disturbance and Attornment Agreement
DESCRIBED AT RIGHT:	NUMBER OF PAGES
DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE:
LANDLORD:	CA-One Market Limited Partnership, a Delaware limited partnership
GROUND LESSOR:	CA-One Market Limited Partnership, a Delaware limited partnership
TENANT:	Autonomy, Inc., a New Jersey corporation
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

11

NOTARY ACKNOWLEDGMENT
(TENANT)

State of	)

County of	)

        On                        , before me,                        , personally appeared                        of Autonomy, Inc., a New Jersey corporation             personally known to me—OR—proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.
Notary Public
My Commission Expires:

OPTIONAL SECTION

CAPACITY CLAIMED BY SIGNER

        Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

(check one)

INDIVIDUAL

CORPORATE OFFICER

TITLE:

PARTNER(S) LIMITED GENERAL

ATTORNEY-IN-FACT

TRUSTEE(S)

GUARDIAN/CONSERVATOR

OTHER:

SIGNER IS REPRESENTING:
Name of Person(s) or Entity(ies)

Autonomy, Inc., a New Jersey corporation ("Tenant")

12

OPTIONAL SECTION

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT	TITLE OR TYPE OF DOCUMENT: Subordination Non- Disturbance and Attornment Agreement
DESCRIBED AT RIGHT:	NUMBER OF PAGES
DATE OF DOCUMENT
SIGNER(S) OTHER THAN NAMED ABOVE:
LENDER:	Teachers Insurance and Annuity Association of America, a New York corporation
LANDLORD:	CA-One Market Limited Partnership, a Delaware limited partnership
GROUND LESSOR:	CA-One Market Limited Partnership, a Delaware limited partnership
Though the data requested here is not required by law, it could prevent fraudulent reattachment of this form.

13

EXHIBIT A

LEGAL DESCRIPTION

THE LAND REFERRED TO HEREIN IS SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SAN FRANCISCO, CITY OF SAN FRANCISCO, AND IS DESCRIBED AS FOLLOWS:

BEGINNING AT THE POINT OF INTERSECTION OF THE NORTHWESTERLY LINE OF MISSION STREET WITH THE SOUTHWESTERLY LINE OF STEUART STREET; THENCE NORTH 44 DEGREES 51' 51" WEST ALONG SAID SOUTHWESTERLY LINE, 334.33 FEET TO A POINT IN A LINE PARALLEL WITH AND DISTANT 334.33 FEET NORTHWESTERLY, MEASURED AT RIGHT ANGLES, FROM SAID NORTHWESTERLY LINE OF MISSION STREET; THENCE SOUTH 45 DEGREES 08' 09" WEST ALONG SAID PARALLEL LINE 32 FEET AND 4 1/2 INCHES; THENCE NORTH 44 DEGREES 51' 51" WEST 6 FEET AND 1 1/2 INCHES; THENCE SOUTH 45 DEGREES 08' 09" WEST 16 FEET AND 4 INCHES; THENCE NORTH 44 DEGREES 51' 51" WEST 112 FEET AND 5 1/8 INCHES; THENCE SOUTH 45 DEGREES 08' 09" WEST 177 FEET AND 7 1/2 INCHES; THENCE SOUTH 44 DEGREES 51' 51" EAST 112 FEET AND 5 1/8 INCHES; THENCE SOUTH 45 DEGREES 08' 09" WEST 16 FEET AND 3 1/2 INCHES; THENCE SOUTH 44 DEGREES 51' 51" EAST 6 FEET AND 1 1/2 INCHES TO A POINT IN SAID PARALLEL LINE; THENCE SOUTH 45 DEGREES 09' 09" WEST ALONG SAID PARALLEL LINE 32 FEET AND 4 1/2 INCHES TO A POINT IN THE NORTHEASTERLY LINE OF SPEAR STREET; THENCE SOUTH 44 DEGREES 51' 51" EAST ALONG SAID NORTHEASTERLY LINE, 334.33 FEET TO A POINT IN SAID NORTHWESTERLY LINE OF MISSION STREET; THENCE NORTH 45 DEGREES 08' 09" EAST ALONG SAID NORTHWESTERLY LINE 274 FEET TO THE POINT OF BEGINNING.

14

QuickLinks

  Exhibit 4.27
OFFICE LEASE AGREEMENT
EXHIBIT A-1 OUTLINE AND LOCATION OF PREMISES
EXHIBIT A-2 LEGAL DESCRIPTION OF PROJECT
EXHIBIT B EXPENSES AND TAXES
EXHIBIT C WORK LETTER
BASE BUILDING WORKLIST
SCHEDULE I TO EXHIBIT C WIRE INSTRUCTIONS
EXHIBIT D COMMENCEMENT LETTER (EXAMPLE)
EXHIBIT E BUILDING RULES AND REGULATIONS
EXHIBIT F ADDITIONAL PROVISIONS
EXHIBIT G PARKING AGREEMENT
EXHIBIT H ASBESTOS NOTIFICATION
ACM
PACM
EXHIBIT I AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
WITNESSETH
NOTARY ACKNOWLEDGMENT (Ground Lessor)
OPTIONAL SECTION
OPTIONAL SECTION
NOTARY ACKNOWLEDGMENT (Landlord)
OPTIONAL SECTION
OPTIONAL SECTION
NOTARY ACKNOWLEDGMENT (LENDER)
OPTIONAL SECTION
OPTIONAL SECTION
NOTARY ACKNOWLEDGMENT (TENANT)
OPTIONAL SECTION
OPTIONAL SECTION
EXHIBIT A LEGAL DESCRIPTION